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                                                                     EXHIBIT 3.7

                                                          STATE OF DELAWARE
                                                         SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 06/11/2002
                                                         020374256 - 3535400

                          CERTIFICATE OF INCORPORATION

      FIRST: The name of this corporation shall be MGA REALTY, INC.

      SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is CORPORATION SERVICE COMPANY.

      THIRD: The purpose or purposes of the corporation shall be:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which this corporation is authorized to issue is One Thousand (1,000) shares with a par value of $1.00.

      FIFTH: The name and address of the incorporator is as follows:

                              Deborah Hampton
                              2711 Centerville Road
                              Suite 400
                              Wilmington, Delaware 19808

      SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation this eleventh day of June, A.D. 2002.

                              /s/ Deborah Hampton
                              -----------------------------------
                              Name: Deborah Hampton
                              Incorporator

     DE BCD-:CERTIFICATE OF INCORPORATION-SHORT SPECIMEN 09/00-1 (DESHORT)

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/07/2002
                                                          020620088 - 3535400

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                MGA REALTY, INC.

It is hereby certified that:

            1. The name of the corporation (hereinafter called the "corporation") is MGA REALTY, INC

            2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new
                  Article:

                  First: the name of the corporation is: Movie Gallery Services, Inc.

            3. The amendment[s] of the certificate of incorporation herein certified has [have] been duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

      The effective time of the amendment[s] herein certified shall be October 7, 2002.

Signed on October 7, 2002

                                                           /s/ S.Page Todd
                                                           ---------------------
                                                           S.Page Todd
                                                           Senior Vice President

                     DE BCD-:CERTIFICATE OF AMENDMENT-AFTER PAYMENT 01/98-1(#10)